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                                                                   EXHIBIT 10.11



                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (this "Agreement"), effective as of May 3, 1998, between Data Return Corporation, a Texas corporation (the "Company"), and Todd Steitle, an individual ("Employee");



                                  WITNESSETH:

     WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the, all on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Employee hereby agree as follows:

     1. Employment. The Company and Employee hereby agree that Employee shall be employed by the Company, for the period set forth in Section 2, in the position and with the duties and responsibilities set forth in Section 3, and upon the other terms and conditions herein provided.

     2. Term. The employment of Employee by the Company shall be for the one year period commencing as of the effective hereof, unless further extended or sooner terminated as herein provided (the "Employment Term"). At the end of the initial or any renewal one year term hereof this Agreement shall be automatically renewed for an additional one year term unless either party hereto gives the other party notice of nonrenewal at least fifteen (15) days prior to the end of the then current term hereof.

     3.  Position and Duties.

     (a) During the Employment Term, Employee shall be employed as the Marketing Director of the Company, and such shall report directly to the VP of Sales, Marketing, and Business Development. Employee shall be initially responsible for packaging and promoting Company service offerings, providing sales support, and developing distribution channels. In addition, Employee shall have such duties, functions, responsibilities and authority as reasonably determined by the Company from time to time.

     (b) During the Employment Term, Employee shall devote his full time, skill, and attention and his best efforts during normal business hours to the business and affairs of the Company to the extent necessary to discharge the duties and responsibilities delegated and assigned to Employee herein or pursuant hereto, except for usual, ordinary, and customary periods of vacation and absence due to illness or other disability.
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     4.  Compensation. During the Employment Term the Company shall pay to
Employee for his services hereunder a base salary at the rate of $90,000 per year, payable in equal installments as nearly as practicable on the fifteenth and last days of each month in arrears, in accordance with the general payroll practices of the Company. In addition, the Employee shall have the opportunity to earn a commission of up to $25,000 per year, to be earned based on a prorata basis (plus or minus) based on the achievement of the Company's annual revenue goals as shall be determined by the Company. The Company shall make advance monthly payments of this commission ($2,083.33 per month), which advance payments must be repaid to the Company in the event the revenue goals are not achieved. The Company shall withhold from any payments to be made to Employee hereunder such amounts (including social security contributions and federal income taxes) as shall be required by federal, state, and local withholding tax laws. Inasmuch as the Employee's efforts may not be reflected in the Company's revenues for some time, the Employee will be granted a commission equal to what the employee would earn if the Company met revenue goals for the first 180 (one hundred eighty) days of employment.

     5. Stock Options. Concurrently herewith the Company has granted to Employee options to acquire 500 shares of the Company's common stock which vest at a rate of 20% per year over the five year period commencing on Employee's first date of employment by the Company. In addition, the Company agrees to grant options to purchase up to an additional 500 shares of its common stock which will vest at a rate of 20% per year over the five year period commencing on the date of issuance (the "Additional Options") in such amounts (up to 100 shares per year) as shall be determined by the Company in its sole discretion based on Employee's annual review job performance review with the Chief Executive Officer of the Company. In the event the Company is acquired, goes public, or both of Michelle Chambers and Sunny Vanderbeck cease being executive officers of the Company, then (i) all Additional Options granted to Employee as of such date shall be become fully vested and (ii) the Company shall grant to Employee fully vested additional options to purchase common stock of the Company in an amount equal to 500 minus the sum of (A) the number of shares covered by the Additional Options issued as of such date, plus (B) for each year prior to such date an amount equal to 100 minus the number of Additional Options granted to Employee with respect to such year. (For example, if the Company completes an Initial Public Offering in three years, and prior to such event the Company granted 100 Additional Options to Employee during the first year of this Agreement, and 80 Additional Options during the second year, then all 180 Additional Options would immediately vest, and the Company would issue Employee 300 fully vested Additional Options at such time. In this scenario, the Employee would have been granted a total of 980 options (500 signing + 180 granted during term + 300 granted at IPO.) All stock options granted pursuant hereto shall be granted under the terms of the Company's incentive stock option plan.

     5.  Termination of Employment.

     (a) Death. Employee's employment hereunder shall terminate automatically upon his death.

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     (b) Disability. Employee's employment hereunder shall terminate automatically upon the total and permanent disability (whether physical or mental) ("Disability") of Employee. For purposes of this Agreement, the "Disability" of Employee shall be deemed to have occurred if Employee shall have become unable to continue the proper performance of his duties hereunder on a full-time basis as a result of his physical or mental incapacity, which is determined to be total and permanent by a qualified medical doctor selected by the Company and reasonably acceptable to Employee or his legal representative.

     (c) Termination by Company for Cause. The Company may terminate Employee's employment hereunder for "Cause" (as defined below). For purposes of this Agreement, "Cause" shall mean any of the following:

          (i) conduct by Employee that constitutes fraud, dishonesty, or a criminal act with respect to the Company;

          (ii) embezzlement of funds or misappropriation of other property by Employee from the Company;

          (iii) acts of dishonesty by Employee that constitute a felony under the laws of the State of Texas and that result or are intended to result, directly or indirectly, in gain to or personal enrichment of Employee at the expense of the Company;

          (iv) conviction of Employee of a felony or of any other crime that involves fraud, dishonesty, or moral turpitude;

          (v) the breach by Employee of any of the provisions of this Agreement; or

          (vi) conduct by Employee that, in the good faith opinion of the Board of Directors of the Company, is materially detrimental to the Company or reflects unfavorably on the Company or Employee in any material respect to such an extent that the Company's best interests reasonably require Employee's discharge in the good faith judgement of the Company's Board of Directors.

     (d) Termination Without Cause. The Company and Employee each shall have the right to terminate Employee's employment hereunder, without or without cause, at any time, upon giving the other at least fifteen (15) days prior notice of termination.

     6. Noncompetition.

     (a) Except as otherwise provided in Section 6(e) below, during the term of this Agreement and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, for his own account or for the benefit of any other person:

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          (i) engage or participate in, or own any interest in, provide any financing for, perform any service for, or act in any other capacity for any business or organization which engages or participates, directly or indirectly, in, any business or activity, that is competitive with the web hosting and related businesses of the Company as conducted by it during or at the termination of the Employment Term;

          (ii) employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any employee of the Company;

          (iii) solicit or induce, or in any manner attempt to solicit or induce, any customer of the Company (A) to cease being, or any prospective customer not to become, a customer of the Company or (B) to divert any business of such customer from the Company; or

          (iv) otherwise interfere with, disrupt, or attempt to interfere with or disrupt the relationship, contractual or otherwise, between the Company and any of its customers, clients, suppliers, consultants, or employees.

     (b) Employee regards the restrictions contained in this Section as reasonable in scope, duration, and geographic territory and as designed to provide the Company with limited, legitimate, and reasonable protection against subsequent diminution of the value of the business of the Company attributable to any actions of Employee contrary to such restrictions. Employee acknowledges that irreparable damage would occur in the event any of the provisions of this
Section 6 were breached and accordingly agrees that the Company shall be entitled (without being required to prove damages or furnish any bond or other security) to an injunction or injunctions to prevent breaches of the provisions of this Section 6, and shall be entitled to enforce specifically the provisions of this Section 6, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the Company may be entitled under this Agreement or at law or in equity. It is the intent and understanding of the parties hereto that if, in any action before any court or governmental entity legally empowered to enforce the provisions of this Section 6, any term, restriction, covenant, or promise in this Section 6 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant, or promise shall be deemed modified to the extent necessary to make it enforceable by such court or governmental entity. Further, during any period in which Employee is in breach of any covenant contained in Section 6(a), the time period of such covenant shall be extended for an amount of time that Employee is in breach thereof.

     (c) The covenants of Employee contained in this Section 6 are ancillary to and independent of any other provision of this Agreement, and the existence of any claim or cause of action of Employee against the Company or any shareholder, director, or officer of the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants of Employee contained in this Section 6.

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     (d) The provisions of this Section 6 shall continue in effect notwithstanding termination or expiration of Employee's employment hereunder for any reason.

     (e) Nothing contained in this Section 6 shall be construed to prohibit Employee from investing in stock or other securities listed on a national securities exchange or actively traded in the over-the-counter market of any corporation or other entity engaged in a business or activity competitive with the business of the Company or any of its subsidiaries, provided that the Employee and the members of his immediate family shall not, directly or indirectly, hold more than a total of one percent (1%) of all such shares of stock or other securities issued and outstanding.

     7. Confidentiality. Employee recognizes and acknowledges that the Company's trade secrets and other confidential or proprietary information, as they may exist from time to time, are valuable, special, and unique assets of the Company's business, access to and knowledge of which are essential to the performance of Employee's duties hereunder. Accordingly, during the Employment Term and thereafter without limitation of time, Employee shall hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for his own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings, or other confidential or proprietary information of any kind, nature, or description (whether or not acquired, learned, obtained, or developed by Employee alone or in conjunction with others) belonging to or concerning the Company or any of its affiliates, or any of their customers or clients or others with whom they now or hereafter have a business relationship, except (i) with the prior written consent of the Company duly authorized by its Board of Directors, (ii) in the course of the proper performance of Employee's duties hereunder, or (iii) as required by applicable law or legal process. Employee confirms that all such information constitutes the exclusive property of the Company. The provisions of this Section 7 shall continue in effect notwithstanding termination of Employee's employment hereunder for any reason.

     8. Business Records. Given the secretive and competitive environment in which the Company does business and the fiduciary relationship that Employee will have with the Company hereunder, Employee agrees to promptly deliver to the Company, upon termination of his employment hereunder, or at any other time when the Company so requests, all memoranda, notes, records, drawings, manuals, and other documents (and all copies thereof and therefrom) in any way relating to the business or affairs of the Company or any of its affiliates or any of their clients, whether made or compiled by Employee or furnished to him by the Company or any of its employees, customers, clients, consultants, or agents, which Employee may then possess or have under his control. Employee confirms that all such memoranda, notes, records, drawings, manuals, and other documents (and all copies thereof and therefrom) constitute the exclusive property of the Company. The obligation of confidentiality set forth in Section 7 shall continue notwithstanding Employee's delivery of any such documents to the Company. The provisions of this Section 8 shall continue in effect notwithstanding termination of Employee's employment hereunder for any reason.

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     9.  Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by either party hereto shall be in writing and shall be deemed to have been duly given or made (i) when delivered personally, (ii) when sent by telefax, or (iii) when deposited in the United States mail, first class registered or certified mail, postage prepaid, return receipt requested, to the party for which intended at the addresses specified on the signature page hereof for such parties (or at such other addresses as shall be specified by the parties by like notice).

     10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter.

     11. Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns; provided, however, that no party shall assign or otherwise transfer this Agreement or any of their rights or obligations hereunder without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

     12. Amendment. This Agreement may not be modified or amended in any respect except by an instrument in writing signed by both of the parties hereto.

     13. Waiver. Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to have the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party, and a waiver on one occasion shall not be deemed to be a waiver of the same or any other type of breach on a future occasion. No failure or delay by a party hereto in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or power.

     14. Severability. If any provision of this Agreement is held to be unenforceable, (a) this Agreement shall be considered divisible, (b) such provision shall be deemed inoperative to the extent it is deemed unenforceable, and (c) in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

     15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

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     16.  Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

     17. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

Address:                                    Data Return Corporation
       801 Stadium Drive, Suite 117
       Arlington, Texas 76011
       Attention:  Sunny Vanderbeck         By:  /s/ Sunny C. Vanderbeck
                                               -----------------------------
                                               Name: Sunny C. Vanderbeck
                                                    ------------------------
                                               Title:  CEO
                                                     -----------------------

Address:
       1704 Endicot Drive
       Plano, Texas 75026
                                                /s/ Todd Steitle
                                               -----------------------------
                                               Todd Steitle

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